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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                                                                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                              1-Jan-99            31-Jan-99
                                                Distribution Date:                             16-Feb-99

                                                                                                               Per $1,000 of
                                                                                                                  Original
Statement for Class A and Class B Certificateholders Pursuant                                                 Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                      Certificate Amount
                                                                                                             ------------------
(i)     Principal Distribution
           Class A Certificate Amount                                                     $ 4,543,137.95         $11.64888299
           Class B Certificate Amount                                                     $   214,074.56         $11.64841441

(ii)    Interest Distribution
           Class A Certificate Amount                                                     $   307,615.52         $ 0.78874497
           Class B Certificate Amount                                                     $    14,849.57         $ 0.80800794

(iii)   Servicing Fee                                                                     $    51,953.92         $ 0.12721821

(iv)    Class A Certificate Balance (after principal distributions)                       $54,995,350.24
        Class A Pool Factor (after principal distributions)                                    0.1410114
        Class B Certificate Balance (after principal distributions)                       $ 2,592,142.92
        Class B Pool Factor (after principal distributions)                                    0.1410460

(v)     Total Pool Balance (end of Collection Period)                                     $57,587,493.16

                                                                                          Current Period         Cumulative
                                                                                          --------------         ----------

(vi)    Defaulted Receivables                                                             $   194,031.47       $13,574,661.58
        Liquidation Proceeds                                                                  140,101.12         7,297,663.19
                                                                                          ==============       ==============
        Aggregate Net Losses                                                              $    53,930.35       $ 6,276,998.39
                                                                                          ==============       ==============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                              $           --
           Interest Portion                                                               $           --

(viii)  Class A Interest Carryover Shortfall                                              $           --
        Class B Interest Carryover Shortfall                                              $           --
        Class A Principal Carryover Shortfall                                             $           --
        Class B Principal Carryover Shortfall                                             $           --

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $ 6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $ 6,125,764.72
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